SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2002

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code         (617) 867-1000

Item 5.    Other Events

On December 10, 2002, Digitas Inc. (the “Company”) issued a press release providing an update of its expected fourth quarter results. In addition, the Company announced the resignation of its president / chief operating officer and the resulting management reorganization. Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the Digitas Inc. press release issued on December 10, 2002.

Item 7.    Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1             Press release of Digitas Inc. dated December 10, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: December 12, 2002
/s/ Thomas M. Lemberg

Thomas M. Lemberg
Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1
Press Release of Digitas Inc. dated December 10, 2002, announcing update of its expected fourth quarter results, the resignation of its president / chief operating officer and resulting management reorganization.